UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                              FORM 8-A

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
               PERSUANT TO SECTION 12(b) OR (g) OF THE
                   SECURITIES EXCHANGE ACT OF 1934

                           MEDIFAST, INC.
       ------------------------------------------------------
       (exact name of registrant as specified in its charter)

       DELAWARE                                          133714405
------------------------                             -------------------
(State of Incorporation)                              (I.R.S. Employer
                                                     Identification No.)

11445 CRONHILL DRIVE, OWINGS MILLS, MD                      21117
----------------------------------------                 ----------
(address of principal executive offices)                 (zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                             Name of each exchange on which
To be so registered                             each class is to be registered
-------------------                             ------------------------------
   COMMON STOCK                                   THE AMERICAN STOCK EXCHANGE

If this form related to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A. (c), check the following box.     [X]

If this form related to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A. (d), check the following box.     [ ]

Securities Act registration  statement file number to which this form
relates:       N/A       (if applicable)
        -----------------

Securities to be registered pursuant to Section 12(g) of the Act:   N/A


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The American Stock Exchange has approved Medifast, Inc., to trade 11,230,881 shares of Common Stock @ a par value of $1.00 per share. As of September 30, 2002, Medifast, Inc. had 6,832,969 shares of Common Stock issued and outstanding.

ITEM 2. EXHIBITS.

     N/A

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be singed on its behalf by the undersigned, thereto duly authorized.

   (Registrant):  /s/ BRADLEY T. MACDONALD

Date: December 17, 2002

By: Bradley T. MacDonald, Chairman of the Board, Chief Executive Officer